UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest event reported): May 29, 1998

                               Fresh'n Lite, Inc.
             (Exact name of registrant as specified in its charter)


State of Texas                      001-13559               75-2337102
(State of incorporation)       (Commission File No.)        (IRS Employer
                                                             Identification No.)


                                 1705 E. Whaley
                              Longview, Texas 75605
               (Address of principal executive offices) (Zip code)

                                    No change
             (Former name of address, if changed since last report).

Item 5.  Other events

         Fresh'n Lite, Inc. issued the following press release on June 10, 1998.


For Immediate Release

Fresh'n Lite, Inc.
1705 E. Whaley
Longview, Texas  75601
800-259-2675
903-758-1666 facsimile
Contact:  Curtis A. Swanson, Chief Financial Officer

                                  Press Release

                       Fresh'n Lite, Inc. receives funding

Longview, Texas - Fresh'n Lite, Inc. (FLTT) announced today that it has issued $1,500,000 of its 6% Convertible Debentures due May 29, 2000, in a private placement to three accredited investors. The private placement yielded $1,335,000 in net proceeds to the Company (after deduction of the Placement Agent's fees and fees of counsel for the investors.) In connection with the private placement, the Company also issued to the investors warrants to purchase up to an aggregate of 75,000 shares of the Company's common stock. The Company issued to the Placement Agent a warrant to purchase up to 50,000 shares of the Company's common stock. The exercise price for the warrants are $4.40 per share, which is equal to 110% of the average closing bid prices of the Company's common stock for the five trading days immediately preceding May 29, 1998.

The 6% Convertible Debentures can be converted into shares of the Company's common stock. The number of shares of common stock to be issued upon any such conversion will be determined based upon the lesser of (a) $4.00 per share, (the closing bid price of the Common Stock on May 28, 1998), or (b) the average closing bid prices of the Company's common stock for the five trading day period ending on the trading day immediately preceding the date on which such Debenture is converted, multiplied by a discount ranging from 25% to 17.5%. The Company granted to the investors certain registration rights with respect to the shares of common stock underlying the Debentures and the Warrants.

The Investors have agreed to purchase an additional $1,500,000 of 6% Convertible Debentures on or about August 27, 1998, subject to certain conditions. Among other things, the second tranche of the financing is subject to the effectiveness of a registration statement, registering for resale the shares of common stock underlying the Debentures and Warrants.

Curtis A. Swanson, Chief Financial Officer stated, "We believe that completion of funding will give us the capital necessary to fulfill our expansion business plan which we anticipate will more than triple the Company's revenues. We are very excited about the opportunity to develop out the Street Talk Cafe concept, which we believe is a new and winning niche in the casual dining segment. "

Henry Leonard, President and Chief Operating Officer stated, "Over the last 7 months, we have been putting considerable effort into developing our management team and the Street Talk concept. This infusion of capital will assist us in expanding our presence in the healthy casual dining niche in the Dallas area, accomplishing our expansion goals, and becoming a debt free company. These goals were the focus of our 1998 shareholders meeting and 1997 annual report."

Fresh'n Lite, Inc. is the developer and operator of the Fresh'n Lite Cafe & Grill and Street Talk Cafe concepts, full service casual dining concepts featuring over 100 choices of low fat and non-fat menu items without compromising taste, service, or atmosphere.

This press release contains forward looking statements, which are generally preceded by words such as "believes", "expects", "anticipates", or "intends". Such statements are subject to risks and uncertainties, including but not limited to competitive conditions, weather, real estate zoning and permitting complications, and general conditions in the restaurant market.

For further information contact:   Curtis A. Swanson, Chief Financial Officer at
1-800-259-2675.


                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         Fresh'n Lite, Inc.


Date: June 10, 1998                                  By: /s/ Stanley L. Swanson
                                                         ----------------------
                                                         Stanley L. Swanson
                                                         Chief Executive Officer
                                                         (Signature)



Date: June 10, 1998                                  By: /s/ Curtis A. Swanson
                                                         ---------------------
                                                         Curtis A. Swanson
                                                         Chief Financial Officer
                                                         (Signature)